Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-194295) and S-8 (Nos. 333-183270, 333-187035, 333-194261, 333-202259, 333-209691 and 333-210868) of Bloomin’ Brands, Inc. of our report dated February 28, 2018 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Certified Public Accountants
Tampa, Florida
February 28, 2018